Exhibit 10.9

Execution Version

CREDIT AGREEMENT

dated as of

February 24, 2023

among

IONETIX CORPORATION,
as Borrower,

THE LENDERS PARTY HERETO,

SHAMROCK IONETIX, LLC,
as Administrative Agent and Collateral Agent,

and

THE WARRANT INVESTORS PARTY HERETO

i

Table of Contents

(continued)

Table of Contents

(continued)

SCHEDULES

Schedule 2.01 - Lenders and Commitments

Schedule 3.08 - Subsidiaries

Schedule 3.09 - Litigation

Schedule 3.17 - Environmental Matters

Schedule 3.18 - Insurance

Schedule 3.19 - UCC Filing Offices

Schedule 3.20 - Leased Real Property

Schedule 3.25 - Intellectual Property

Schedule 3.27 - Capitalization

Schedule 3.29 - Material Contracts

Schedule 6.02 - Existing Liens

EXHIBITS

Exhibit A - Form of Administrative Questionnaire

Exhibit B - Form of Assignment and Acceptance

Exhibit C - Form of Borrowing Request

Exhibit D - Form of Guarantee and Collateral Agreement

Exhibit E - Form of Landlord Waiver and Consent Agreement

Exhibit F - Form of Compliance Certificate

Exhibit G - Form of Warrant

Exhibit H - Form of Tax Compliance Certificates

Exhibit I - Initial Budget

Exhibit J - Form of Variance Report

CREDIT AGREEMENT dated as of February 24, 2023 (this “Agreement”), among IONETIX CORPORATION, a Delaware corporation (the “Borrower”), the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I), SHAMROCK IONETIX, LLC, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders and, solely for purposes of Section 9.19, the Warrant Investors.

WHEREAS the Borrower has requested the Lenders to extend credit in the form of a Term Loan in an aggregate principal amount equal to $5,500,000.00;

WHEREAS the proceeds of the Term Loan shall be used by the Borrower solely (a) for general working capital and other general corporate purposes in accordance with the Budget and (b) to pay costs and expenses reasonably incurred by the Borrower in connection with the Transactions; and

WHEREAS the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW THEREFORE the parties hereto agree as follows:

ARTICLE I Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that the term “Affiliate” shall also include any Person that directly or indirectly owns 5.0% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified. No Agent, Lender or Affiliate thereof shall be deemed to be an “Affiliate” of any Loan Party for purposes of this Agreement.

“Affiliate Subordination Agreement” shall mean an affiliate subordination agreement in a form reasonably acceptable to the Required Lenders, pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Agents” shall have the meaning assigned to such term in Article VIII.

“Agreement” shall have the meaning assigned to such term in the introductory statement hereto.

“Agreement Value” shall mean, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any Subsidiary would be required to pay if such Hedging Agreement were terminated on such date.

“Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower or any of the Subsidiaries to any Person other than any Loan Party of (a) any Equity Interests of any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of the Borrower or any of the Subsidiaries, including Intellectual Property (other than (i) Cyclotron Systems, other inventory, damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business and (ii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $100,000 in the aggregate at any time).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowing” shall mean the borrowing consisting of the Term Loan made on the Closing Date by the Lenders.

“Borrowing Request” shall mean the request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

“Budget” shall mean, collectively, each of (a) the summary financial forecast (including projected average daily imaging doses) of the Loan Parties for the 2023 calendar year attached as Exhibit I hereto (the “Initial Budget”) and (b) the summary financial forecast of the Loan Parties for each subsequent calendar year delivered in accordance with Section 5.04(g), in each case, consistent in form with the Initial Budget and detailing the Loan Parties’ anticipated monthly revenue, operating expense and average daily imaging doses projections, on a consolidated basis for the Loan Parties, together with a written set of assumptions supporting such projections, in form and substance satisfactory to the Agents in their reasonable discretion; provided, that no such forecast under clause (b) above shall become the Budget unless the Agents in their reasonable discretion approve such forecast becoming the Budget. The Agents will either approve or request reasonable revisions to a proposed Budget within ten (10) Business Days after the Agents’ receipt of the Budget. If the Agents request revisions to a proposed Budget, the Loan Parties will present a revised proposed Budget to the Agents for approval no later than five (5) Business Days after the Agent’s request therefor.  If such revised Budget is not reasonably satisfactory to the Agents, the Agents may request further reasonable revisions to the proposed Budget within ten (10) Business Days after receipt thereof. If the Agents request such revisions, the Loan Parties will present a further revised proposed Budget to the Agents for approval no later than five (5) Business Days after the Agents’ request therefor.  If the Agents reject the Budget within that five (5) Business Day period, it shall be an immediate Event of Default (a “Budget Approval Default”).

“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by Law to close.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Casualty Event” shall mean any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any of the Subsidiaries.

“Change in Control” shall be deemed to have occurred if (a) the Permitted Investors shall fail to own, directly or indirectly, beneficially and of record, shares representing at least 60% of each of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower on a fully diluted basis, (b) a Public Offering shall occur, (c) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by persons who were neither (i) approved by the board of directors of the Borrower nor (ii) appointed by directors so approved, (d) any event, transaction or occurrence as a result of which Kevin Cameron shall for any reason cease to be actively engaged in the day-to-day management of the Borrower in the role such Person serves on the Closing Date (unless an interim or permanent successor acceptable to the Required Lenders, in their sole discretion, is appointed within 30 days thereafter), or (e) any change in control (or similar event, however denominated) with respect to the Borrower or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which the Borrower or any Subsidiary is a party.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Cira Loan Agreement” shall mean that certain Loan and Security Agreement, dated as of September 6, 2022, by and between Ionetix Corporation, as the lender, and Cira Holdings LLC, a Florida limited liability company, as the borrower, as in effect as of the Closing Date.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean February 24, 2023.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document.

“Collateral Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Collateral Assignment of Cira Loan Agreement” shall mean that certain Collateral Assignment of Cira Loan Agreement, dated as of the Closing Date, made by the Borrower in favor of the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent.

“Collections” shall mean all revenues, income, earnings and sales received, or payable to, any Loan Party including in connection with any lease, sale, transfer, other disposition, servicing or operation of any Cyclotron System and the sale of targeted alpha pharmaceutical therapies.

“Collections Account” shall mean the deposit account designated as the “Collections Account”, maintained in the name of the Borrower at First Republic Bank and with account number 80000768615, subject to the Administrative Agent’s control pursuant to Section 4.04(b)(i) of the Guarantee and Collateral Agreement.

“Commitment” shall mean, with respect to any Lender, the commitment of such Lender to make the Term Loan hereunder as set forth on Schedule 2.01, as applicable. The aggregate Commitments of all the Lenders on the Closing Date equals $5,500,000.00.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Compliance Certificate” shall have the meaning assigned to such term in Section 5.04(f).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its assets or properties is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Facility” shall mean the term loan facility provided for by this Agreement.

“Cyclotron Systems” shall mean (a) cyclotrons, (b) QA/QC equipment, (c) any other equipment associated with any of the foregoing, (d) any subassemblies associated with any of the foregoing, (d) any software associated with any of the foregoing, (e) any contract with respect to any of the foregoing and (f) any leasehold improvements made on the property where such cyclotron operates.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Term Loan within two Business Days of the date the Term Loan was required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund the Term Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or Federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Depositary Bank” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Maturity Date.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) a Related Fund of a Lender and (d) any other Person (other than a natural person) approved by the Administrative Agent; provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include any Loan Party or any of the Affiliates of any Loan Party; provided that any Lender or any Affiliate of any Lender as of the Closing Date shall be an Eligible Assignee irrespective of such entity’s ownership of any Equity Interests in any Loan Party or Affiliate of any Loan Party.

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether known or unknown, asserted or unasserted, contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock (which, for the avoidance of doubt, includes common and preferred stock), partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived or a determination that any Plan or Multiemployer Plan is, or reasonably could be expected to be, an at-risk plan or a plan in endangered or critical status within the meaning of Section 430, 431 or 432 of the Code or Section 303, 304 or 305 of ERISA, the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the failure by the Borrower or any of its ERISA Affiliates to make a required contribution to any Plan that results in, or would be reasonably expected to result in, the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable or (i) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.

“Events of Default” shall have the meaning assigned to such term in Article VII.

“Excluded Equity” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Term Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan (other than pursuant to an assignment request by the Borrower under Section 2.21(a)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Maturity Date” shall have the meaning assigned to such term in Section 2.23.

“Extension Fee” shall have the meaning assigned to such term in Section 2.23.

“Extraordinary Receipt” shall mean any cash received by or paid to or for the account of any Loan Party not in the ordinary course of business, including purchase price adjustments, tax refunds, judgments and litigation settlements, pension plan reversions, proceeds of insurance (excluding proceeds (x) of business interruption insurance to the extent such proceeds constitute compensation for lost earnings and (y) received in connection with any Casualty Event) and indemnity payments.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” shall have the meaning assigned to such term in Section 3.24.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Financial Officer” of any Person shall mean the vice president of finance, chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“GAAP” shall mean United States generally accepted accounting principles applied on a basis consistent with the financial statements delivered pursuant to Section 4.01(j).

“Government Official” shall mean (a) an executive, official, employee or agent of a governmental department, agency or instrumentality (including the U.S. Food and Drug Administration and the U.S. Nuclear Regulatory Commission), (b) a director, officer, employee or agent of a wholly or partially government-owned or -controlled company or business, (c) a political party or official thereof, or candidate for political office or (d) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank).

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the United States Patent and Trademark Office and any foreign equivalent thereof, the U.S. Food and Drug Administration, the U.S. Nuclear Regulatory Commission and any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Guarantors” shall mean each Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and radioactive materials; (b) any chemical, material or substance that is defined in an applicable law as a hazardous or toxic substance, material or waste, and (c) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Health Care Laws” shall mean all Federal, state and local laws, rules, regulations, interpretations, guidelines, ordinances and decrees primarily relating to patient healthcare, any health care provider, medical assistance and cost reimbursement program, or the safety and effectiveness of any medical devices, therapies, procedures or drugs, as now or at any time hereafter in effect.

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments or Disqualified Stock, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all Synthetic Lease Obligations of such Person, (j) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (k) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (l) all obligations of such Person as an account party in respect of letters of credit and (m) all obligations of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner to the extent such Person is liable therefor as a result of such Person’s ownership interest, except to the extent that the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 9.16.

“Intellectual Property” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Interest Payment Date” shall mean the last Business Day of each calendar month beginning with February 28, 2023.

“Investor Rights Agreement” shall mean the Fourth Amended and Restated Investor Rights Agreement, dated as of December 14, 2018, among the Borrower and the investors party thereto.

“IRS” shall mean the United States Internal Revenue Service.

“Joint Venture” shall mean any Person a portion (but not all) of the Equity Interests of which are owned directly or indirectly by the Borrower (but which Person is owned less than 50% by the Borrower or any other Loan Party) and which Person is engaged in a business which is similar to or complementary with the business of the Borrower and the Subsidiaries as permitted under this Agreement.

“Landlord Waiver and Consent Agreement” shall mean a Landlord Waiver and Consent Agreement substantially in the form of Exhibit E with such amendments or modifications as may be approved by the Required Lenders.

“Lenders” shall mean (a) the Persons listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Security Documents, the Warrant Documents, the promissory notes, if any, executed and delivered pursuant to Section 2.04(d) and any other document executed in connection with the foregoing.

“Loan Parties” shall mean the Borrower and the Guarantors.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under any Loan Document.

“Material Contract” shall mean, as to any Person, (i) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate annual consideration payable to or by such Person or such Subsidiary of $250,000 or more and (ii) all other contracts or agreements, the loss of which could reasonably be expected to result in a Material Adverse Effect.

“Material Indebtedness” shall mean Indebtedness (other than the Term Loan) or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $100,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the Agreement Value of such Hedging Agreement at such time.

“Material Intellectual Property” shall mean the Intellectual Property of the Borrower and the Subsidiaries that is material to the business of the Borrower.

“Maturity Date” shall mean the earliest to occur of (i) Existing Maturity Date, subject to extension in accordance with Section 2.23 and (ii) such earlier date that the Obligations hereunder become due and payable hereunder whether by acceleration or otherwise; provided that in each case, if any such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Monthly Variance Test Period” shall mean the year-to-date period commencing on January 1 of the then current Budget and ending on the last day of the most recently month in the then current Budget, commencing with February of 2023.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale or Casualty Event, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) reasonable selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale or subject to such Casualty Event and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided that if (x) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and the Subsidiaries (including by way of repair, restoration or replacement of the assets subject to such Casualty Event) within 180 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 180-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds, (b) with respect to any issuance of any Equity Interests or issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith and (c) with respect to any Extraordinary Receipt, the cash proceeds received by or paid to or for the account of any Loan Party.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Term Loan, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower to any of the Secured Parties under this Agreement and each of the other Loan Documents, including reasonable and documented fees, costs and expenses, indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), including the Extension Fee, (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the this Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“OFAC” shall have the meaning assigned to such term in Section 3.23.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Term Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21(a)).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(f).

“Patent Security Agreement” means that certain Patent Security Agreement, dated as of the date hereof, and executed and delivered by the Loan Parties, or any of them, and Collateral Agent.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement.

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof;

(b) investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above; and

(e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above.

“Permitted Investors” shall mean (i) the Persons listed as shareholders on Schedule 3.27 as of the date hereof, (ii) the Warrant Investors and their respective Affiliates, and (iii) other funds or accounts controlled or managed by Shamrock Ionetix, LLC.

“Permitted Variance” shall have the meaning assigned to such term in Section 6.12.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“PET Scanner Lease” shall mean any lease entered into by the Borrower in the ordinary course of its business.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Post-Closing Requirements” shall have the meaning assigned to such term in Section 5.16.

“Preferred Stock” shall have the meaning assigned to such term in Section 3.27(a).

“Public Offering” shall mean the initial underwritten public offering of common Equity Interests of the Borrower pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.

“Recipient” shall mean (a) the Administrative Agent or (b) any Lender, as applicable.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, trustees, officers, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Removal Effective Date” shall have the meaning given such term in Article VIII.

“Required Lenders” shall mean, at any time, Lenders having a portion of the Term Loan representing more than 50.0% of the total outstanding Term Loan at such time.

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation, memorandum of association, articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its assets or property or to which such Person or any of its assets or property is subject.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Indebtedness” shall mean Indebtedness of the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09.

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary.

“S&P” shall mean Standard & Poor’s Financial Services LLC or any successor thereto.

“Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Guarantee and Collateral Agreement, the Patent Security Agreement, the Collateral Assignment of Cira Loan Agreement, the Landlord Waiver and Consent Agreements and each of the security agreements, mortgages and other instruments and documents executed and/or delivered pursuant to any of the foregoing or pursuant to Section 5.12.

“Series F Issuance Date” shall mean the date on which the Borrower consummated the issuance of Series F Preferred Stock of the Borrower.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing equal to or more than 50% of the equity or equal to or more than 50% of the ordinary voting power or equal to or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of the Borrower (other than any Joint Venture).

“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowing hereunder, (b) the execution, delivery and performance by the Borrower of the Warrants and the other Warrant Documents, and (c) the payment of reasonable and documented out-of-pocket fees and expenses related to subclauses (a) and (b) of this definition.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Variance Report” shall mean a report, in each case certified by a Responsible Officer of the Borrower, in substantially the form of the attached Exhibit J and otherwise in form and substance reasonably satisfactory to the Agents, delivered in accordance with Section 5.04(h), showing (i) actual revenue, actual operating expenses (excluding depreciation), and actual average daily imaging doses as of the end of the most recent Monthly Variance Test Period preceding the delivery of the Variance Report for the Budget year to date on a cumulative basis, (ii) the variance (as a dollar amount and percentage) for that Monthly Variance Test Period of such amounts from the corresponding anticipated amounts therefor set forth in the applicable Budget, (iii) each Permitted Variance with an explanation as to why the Permitted Variance qualifies as such, and (iii) an explanation for operating expenses (excluding depreciation) exceeding the anticipated amount by more than 15% for the cumulative period, revenue that is more than 15% less than the anticipated amounts for the cumulative period, or average daily imaging doses that is more than 15% less than the anticipated average for the cumulative period.

“Warrants” shall mean the Preferred Stock Warrants, dated as of the date hereof, substantially in the form of Exhibit G.

“Warrant Documents” shall mean (a) the Warrants, (b) the Tenth Amended and Restated Certificate of Incorporation of the Borrower, duly authorized by resolutions adopted by the Borrower’s board of directors and amended (by the Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation of the Borrower duly authorized by resolutions adopted by the Borrower’s board of directors) to reflect the issuance of the Warrants and the creation of the Equity Interest in the Borrower contemplated by the Warrants (issuable upon any exercise of the Warrants) and (c) Investor Rights Agreement.

“Warrant Investors” shall mean Shamrock Ionetix, LLC and its successors and assigns.

“Warrant Equity Interests” shall mean the Warrants, the Equity Interest of the Borrower issued or issuable upon the exercise of the Warrants and any other Equity Interests of any class or series of the Borrower issued or issuable upon the exercise of the Warrants pursuant to the terms thereof.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100.0% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement, and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

ARTICLE II The Credit

SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a Term Loan to the Borrower on the Closing Date in accordance with the terms hereof, in an aggregate principal amount not to exceed its Commitment; provided that (a) the aggregate principal amount of the Term Loan made on the Closing Date (i) shall not exceed or be less than the total Commitments of all Lenders and (b) the Term Loan shall be borrowed in a single borrowing on the Closing Date, and the Commitment of each Lender shall terminate concurrently with the making of the Term Loan on the Closing Date by each such Lender. Amounts paid or prepaid in respect of the Term Loan may not be reborrowed.

SECTION 2.02. Term Loan.

(a) The Term Loan shall be made by the Lenders ratably in accordance with their Commitments; provided that the failure of any Lender to make its Term Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make the Term Loan required to be made by such other Lender).

(b) [Reserved].

(c) Each Lender shall make its pro rata share of the Term Loan to be made by it hereunder on the Closing Date by wire transfer of immediately available funds to such account as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the Borrowing Request (which account, shall be subject to the Administrative Agent’s control pursuant to Section 4.04(b)(i) of the Guarantee and Collateral Agreement as of the Closing Date; such account, and any other accounts of the Loan Parties subject to Section 4.04(b)(i) of the Guarantee and Collateral Agreement, a “Controlled Account”).

SECTION 2.03. Borrowing Procedure. In order to request the Borrowing, the Borrower shall notify the Administrative Agent of such request by hand delivery or e-mail to the Administrative Agent of a written Borrowing Request not later than 2:00 p.m., New York City time, two Business Days before the Closing Date. The Borrowing Request shall be irrevocable and shall specify the following information: (i) the date of the Borrowing (which shall be a Business Day); (ii) the number and location of the Controlled Account to which funds are to be disbursed; and (iii) the amount of the Borrowing; provided that, notwithstanding any contrary specification in the Borrowing Request, the requested Borrowing shall comply with the requirements set forth in Section 2.01 and Section 2.02. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04. Evidence of Debt.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Term Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The accounts maintained pursuant to this paragraph (a) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of any Lender to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Loan Parties under this Agreement and the other Loan Documents.

(b) The Administrative Agent shall maintain in accordance with its usual practice an account or accounts in which it will record (i) the amount of the Term Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof. The accounts maintained pursuant to this paragraph (b) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of the Administrative Agent to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Loan Parties under this Agreement and the other Loan Documents.

(c) The entries made in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Term Loan in accordance with their terms.

(d) Any Lender may request that the Term Loan made by it hereunder be evidenced by a promissory note (each such promissory note, a “Term Note”). In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Required Lenders and the Borrower.

SECTION 2.05. Reserved.

SECTION 2.06. Interest on Term Loan.

(a) Subject to the provisions of Section 2.07, the Term Loan shall bear interest at a rate equal to 17.00% per annum (the “Interest Rate”).

(b) All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on the Term Loan shall be computed on a daily basis based upon the outstanding principal amount of the Term Loan as of the applicable date of determination.

(c) Interest on the Term Loan shall be payable, in cash, on each Interest Payment Date, except as otherwise provided in this Agreement.

SECTION 2.07. Default Interest

. If any Default or Event of Default has occurred and is continuing, then, for so long as such Default or Event of Default is continuing, to the extent permitted by law, all amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, at a rate per annum equal to the Interest Rate plus 5.00% per annum.

SECTION 2.08. Reserved.

SECTION 2.09. Reserved.

SECTION 2.10. Reserved.

SECTION 2.11. Repayment of Term Loan; Priority of Payments

(a) Repayment of Term Loan. To the extent not previously paid pursuant to Sections 2.12 or 2.13, the Term Loan shall be due and payable on the Maturity Date together with all unpaid fees (including, if applicable, the Extension Fee), indemnities, costs, losses and expenses, accrued and unpaid interest on the principal amount to be paid through and including the Maturity Date and all other Obligations.

(b) Priority of Payments. All payments and proceeds in respect of any of the Obligations received by any Agent or any Lender under any Loan Document shall be disbursed by the Collateral Agent in the following order:

(i) first, to the Agents, on a pro rata basis, to pay the fees, indemnities, costs, losses and expenses then due and payable to the Agents under the Loan Documents;

(ii) second, to the Lenders, on a pro rata basis, to pay the fees, indemnities, costs, losses and expenses then due and payable to the Lenders (including fees and disbursements and other charges of counsel payable under Section 9.05) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them

(iii) third, to the Lenders, on a pro rata basis, to pay all accrued and unpaid interest on the Term Loan then due and payable to the Lenders under the Loan Documents;

(iv) fourth, to the Lenders, on a pro rata basis, to pay the outstanding principal of the Term Loans due and payable to the Lenders;

(v) fifth, to pay any other Obligations;

(vi) finally, all remaining amounts shall be distributed to the Borrower or as required by applicable law or as a court of competent jurisdiction shall determine in a final non-appealable decision.

(c) Reserved.

(d) Reserved.

(e) Payments Generally. All payments pursuant to this Section 2.11 shall be without premium or penalty.

SECTION 2.12. Voluntary Prepayment.

(a) The Borrower shall have the right at any time and from time to time to prepay the Term Loan, in whole or in part, upon at least three Business Days’ prior written or e-mail notice to the Administrative Agent before 2:00 p.m., New York City time; provided that each partial prepayment shall be in an amount that is an integral multiple of $100,000 and not less than $100,000.

(b) Each notice of prepayment shall specify the prepayment date and the principal amount of the Term Loan (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay the Term Loan by the amount stated therein on the date stated therein; provided that if such prepayment is for all of the then outstanding Term Loan, then the Borrower may revoke such notice and/or extend the prepayment date by not more than five Business Days. All prepayments under this Section 2.12 shall be without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.13. Mandatory Prepayments.

(a) Not later than the second Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale or Casualty Event, the Borrower shall apply 100.0% of the Net Cash Proceeds received by any Loan Party or any Subsidiary of any Loan Party with respect thereto to prepay the outstanding Term Loan.

(b) In the event that any Loan Party or Loan Parties or any Subsidiary or Subsidiaries of any Loan Party or Loan Parties shall receive Net Cash Proceeds of at least $40,000,000 individually or in the aggregate from the sale or series of sales of any Equity Interests, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of the Net Cash Proceeds to prepay the outstanding Term Loan.

(c) In the event that any Loan Party or any Subsidiary of any Loan Party shall receive Net Cash Proceeds from any Extraordinary Receipt (solely in the case of Net Cash Proceeds received in the form of any grants from a Governmental Authority, in excess of $1,000,000 in the aggregate), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party, apply an amount equal to 100.0% of such Net Cash Proceeds to prepay the outstanding Term Loan.

(d) In the event that any Loan Party or Loan Parties or any Subsidiary or Subsidiaries of any Loan Party or Loan Parties shall receive Net Cash Proceeds of any amount from the issuance or incurrence of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than any cash proceeds from the issuance of Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of the Net Cash Proceeds to prepay the outstanding Term Loan.

(e) In the event a Change in Control shall occur, the Borrower shall immediately on the date of the consummation of such Change in Control, prepay the outstanding Obligations in respect of the Term Loan in full, in cash.

(f) All prepayments under this Section 2.13 shall be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid through and including the date of payment. The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13 (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three Business Days’ prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the principal amount of the Term Loan (or portion thereof) to be prepaid.

SECTION 2.14. Increased Costs

(a)  Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Term Loan made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining the Term Loan or of maintaining its obligation to make the Term Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, or the Term Loan made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.15. Reserved.

SECTION 2.16. Reserved.

SECTION 2.17. Pro Rata Treatment. Subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders, the Term Loan, each payment or prepayment of principal of the Term Loan, and each payment of interest on the Term Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Term Loan. Each Lender agrees that in computing such Lender’s portion of the Term Loan to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of the Term Loan to the next higher or lower whole Dollar amount.

SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of the Term Loan as a result of which the unpaid principal portion of its Term Loan shall be proportionately less than the unpaid principal portion of the Term Loan of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Term Loan of such other Lender, so that the aggregate unpaid principal amount of the Term Loan and participations in Term Loan held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of the Term Loan then outstanding as the principal amount of its Term Loan prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of the Term Loan outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender). The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in the Term Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made the Term Loan directly to the Borrower in the amount of such participation.

SECTION 2.19. Payments.

(a) The Borrower shall make each payment (including principal of or interest on the Term Loan or the Extension Fee, if applicable, or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m., New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Each such payment shall be made to such account as the Administrative Agent may designate. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on the Term Loan or the Extension Fee, if applicable, or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or the Extension Fee, if applicable.

SECTION 2.20. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payments of Other Taxes. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification. The Loan Parties shall jointly and severally indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of another Recipient, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.20, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Required Lenders.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed copies of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest with respect to interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.21. Assignment of Term Loan Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, (iii) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders or (iv) any Lender is a Defaulting Lender, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Required Lenders, which consents shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Term Loan of such Lender plus the Extension Fee, if applicable, and all other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.14 and such amount to be payable by the Borrower); provided, further, that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification or shall cease to be a Defaulting Lender, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).

(b) If (i) any Lender shall request compensation under Section 2.14 or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

SECTION 2.22. Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Required Lenders as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of the Term Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Required Lenders; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of the Term Loan in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) the Term Loan was made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Term Loan of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of the Term Loan of such Defaulting Lender until such time as the Term Loan is held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) If the Borrower and the Required Lenders notify the Administrative Agent in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of the outstanding Term Loan of the other Lenders or take such other actions as the Required Lenders may determine to be necessary to cause the Term Loan to be held pro rata by the Lenders in accordance with the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.23.Extension of Maturity Date.

(a) Request for Extension. The Borrower may, by written notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 60 days and not later than 45 days prior to the Existing Maturity Date, request that each Lender extend the Maturity Date for such Lender’s Term Loan for an additional 180 days from the Existing Maturity Date.

(b) Conditions to Effectiveness of Extension. Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section shall only be effective upon the satisfaction of the following conditions which shall be in form and substance acceptable to the Agents and the Lenders in all respects:

(i) Receipt by the Agents and the Lenders of a certificate of a Responsible Officer certifying that no Default or Event of Default shall have occurred and be continuing prior to, on the date of such extension and after giving effect thereto;

(ii) Receipt by the Agents and the Lenders of a certificate of a Responsible Officer that the representations and warranties contained in this Agreement are true and correct on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(iii) Receipt by the Agents and the Lenders of all fees, costs, expenses, indemnities, and other amounts due and payable on or prior to the Existing Maturity Date, including the reasonable and documented fees, charges and disbursements of Morgan, Lewis & Bockius LLP counsel to the Agents and the Lenders; and

(iv) On or before the Existing Maturity Date, the Borrower shall pay to the Lenders (through the Administrative Agent) an amount (the “Extension Fee”) equal to 1.0% multiplied by the aggregate outstanding amount of the Term Loan of all Lenders as of the Existing Maturity Date. The Extension Fee shall be fully earned on the Existing Maturity Date and shall be due and payable on the Existing Maturity Date. For the avoidance of doubt, the Extension Fee shall become immediately due and payable as detailed in this Section 2.23(f) and shall constitute an Obligation. Once paid, the Extension Fee shall not be refundable under any circumstances.

(c) Amendment. In connection with any extension of the Maturity Date, the Borrower, the Administrative Agent and each Lender may make such amendments to this Agreement and any other Loan Documents as the Administrative Agent reasonably determines to be necessary to evidence the extension. This Section shall supersede Sections 2.18 and 9.08.

SECTION 2.24.

ARTICLE III Representations and Warranties

The Borrower represents and warrants to the Administrative Agent, the Collateral Agent, each of the Lenders and each of the Warrant Investors that:

SECTION 3.01. Organization; Powers. The Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02. Authorization. The Transactions (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) violate (u) any material provision of law, statute, rule or regulation, (v) any certificate or articles of incorporation, the articles of association, the memorandum of association or other constitutive documents or by-laws of the Borrower or any Subsidiary, (w) any order of any Governmental Authority, (x) any Material Contract, (y) any provision of any other indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, or (z) any preemptive rights, rights of first refusal or other rights to purchase or subscribe for debt or equity securities or rights or securities exercisable or exchangeable for or convertible into such securities applicable to the Borrower, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any Material Contract or any other such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions or for the Borrower or any Subsidiary to continue the ownership and operation of the assets owned, leased or operated in connection with the business of the Borrower or such Subsidiary, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office and (b) such as have been made or obtained and are in full force and effect.

SECTION 3.05. Financial Statements; Budgets. The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholder’s equity and cash flows (i) as of and for the fiscal year ended December 31, 2021, and (ii) as of and for the fiscal year ended December 31, 2022 (unaudited). Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes. Each Budget and all projected consolidated balance sheets, income statements and cash flow statements of the Loan Parties delivered to the Administrative Agent and the Lenders were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed in good faith by the Borrower to be fair in light of the conditions existing at the time of delivery of such report or projection, it being recognized by the Agents and the Lenders that such projections as to future events are not to be viewed as facts, are subject to uncertainties and contingencies, and that actual results during the period or periods covered by any such projections are not guaranties of financial performance and may differ from the projected results and such differences may be material.

SECTION 3.06. No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of the Borrower and the Subsidiaries, taken as a whole, since December 31, 2021.

SECTION 3.07. Title to Properties; Possession Under Leases.

(a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold or license interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b) Each of the Borrower and the Subsidiaries has complied in all material respects with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

SECTION 3.08. Subsidiaries. Schedule 3.08 (as updated from time to time by the Borrower with the consent of the Required Lenders) sets forth a list of all Subsidiaries and the percentage ownership interest of the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents).

SECTION 3.09. Litigation; Compliance with Laws.

(a) Except as set forth on Schedule 3.09 (as updated from time to time by the Borrower with the consent of the Required Lenders), there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any Subsidiary or any business, property or rights of any such Person.

(b) There has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

(c) None of the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Agreements.

(a) None of the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b) None of the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Federal Reserve Regulations.

(a) None of the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of the Term Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Federal Reserve Board, including Regulation T, U or X.

SECTION 3.12. Investment Company Act. None of the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Term Loan only for the purposes specified in Section 5.08.

SECTION 3.14. Tax Returns. Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

SECTION 3.15. No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent, the Collateral Agent, any Warrant Investor or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule (including any Budget) was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

SECTION 3.16. Employee Benefit Plans. Each of the Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87, as amended) did not, as of the last annual valuation date applicable thereto, exceed by more than $100,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87, as amended) did not, as of the last annual valuation dates applicable thereto, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.17. Environmental Matters.

(a) Except as set forth in Schedule 3.17, none of the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has incurred or become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct list of each insurance policy maintained by the Borrower or by the Borrower for its Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 3.19. Security Documents.

(a) The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) is delivered to the Collateral Agent, the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19, the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

(b) Upon the recordation of the Guarantee and Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19, the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

SECTION 3.20. Location of Real Property and Leased Premises. Neither the Borrower nor any of its Subsidiaries owns any real property. Schedule 3.20 lists completely and correctly as of the Closing Date all real property leased by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries have valid leases in all the real property set forth on Schedule 3.20.

SECTION 3.21. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

SECTION 3.22. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of the Term Loan and after giving effect to the application of the proceeds of the Term Loan, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 3.23. Sanctioned Persons. None of the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Term Loan or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

SECTION 3.24. Foreign Corrupt Practices Act. Each of the Borrower and the Subsidiaries and their respective directors, officers, agents, employees and any Person acting for or on behalf of the Borrower or any Subsidiary, has complied with, and will comply with, the U.S. Foreign Corrupt Practices Act, as amended from time to time (the “FCPA”), or any other applicable anti-bribery or anti-corruption law, and it and they have not made, offered, promised or authorized, and will not make, offer, promise or authorize, whether directly or indirectly, any payment, of anything of value to a Government Official while knowing or having a reasonable belief that all or some portion will be used for the purpose of: (a) influencing any act, decision or failure to act by a Government Official in his or her official capacity, (b) inducing a Government Official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity or (c) securing an improper advantage, in each case in order to obtain, retain or direct business.

SECTION 3.25. Intellectual Property. The Borrower has no registered trademarks or registered copyrights. Schedule 3.25 (as updated from time to time by the Borrower with the consent of the Required Lenders) sets forth (a) a true and complete list as of the Closing Date of all Patents, Patent Licenses and filed Patent applications, including a list of all jurisdictions in which such Patents, Patent Licenses and Patent applications are filed and their patent and application numbers, and (b) a description of all other unregistered Intellectual Property that constitutes Material Intellectual Property. Except as disclosed on Schedule 3.25, the Borrower and the Subsidiaries own or have the exclusive right to use the Intellectual Property and applications therefor referred to on Schedule 3.25, and own or have the right (exclusive or non-exclusive) to use all Intellectual Property that is used in the Borrower’s business. Except as disclosed on Schedule 3.25, no claims are pending or, to the knowledge of the Borrower, threatened by any Person with respect to the ownership, validity, enforceability or the Borrower’s or any of the Subsidiaries’ use of any of Borrower’s Intellectual Property or applications therefor, challenging or questioning the validity or effectiveness of any of the foregoing, in any jurisdiction, domestic or foreign.

SECTION 3.26. Compliance with Health Care Laws.

(a) Each Loan Party is in compliance in all material respects with all Health Care Laws.

(b) Each Loan Party has maintained in all material respects all records required to be maintained by any Governmental Authority as required by the Health Care Laws or other applicable laws or regulations and each Loan Party has all material permits, licenses, franchises, certificates and other approvals or authorizations of each Governmental Authority as are required under Health Care Laws and under such health maintenance organization or similar licensure laws and such insurance laws and regulations, as are applicable thereto.

SECTION 3.27. Capitalization.

(a) The Borrower’s authorized Equity Interests consists of, as of the date of this Agreement, (i) 165,000,000 shares of common stock, of which 22,703,131 shares of common stock have been issued and are outstanding as of the date of this Agreement, each as set forth in Schedule 3.27; and (ii) 12,285,713 shares of Series A Preferred Stock, 7,500,000 shares of Series B Preferred Stock, 5,000,000 shares of Series C Preferred Stock, 4,100,799 shares of Series D Preferred Stock, 22,671,428 shares of Series E Preferred Stock, and 55,000,000 shares of Series F Preferred Stock (collectively, the “Preferred Stock”), of which 12,285,713 shares of Series A Preferred Stock, 7,500,000 shares of Series B Preferred Stock, 5,000,000 shares of Series C Preferred Stock, 4,100,799 shares of Series D Preferred Stock, 22,671,428 shares of Series E Preferred Stock, and 49,050,528 shares of Series F Preferred Stock have been issued and are outstanding as of the date of this Agreement, each as set forth in Schedule 3.27. All of the issued and outstanding shares of common stock and Preferred Stock of the Borrower have been duly authorized and validly issued and are fully paid and non-assessable. On the Closing Date, after giving effect to the Transactions (including the Warrants), the Borrower will have no outstanding Equity Interests other than as set forth in Schedule 3.27, all of which will be owned on the Closing Date by the Persons and in the percentages set forth on Schedule 3.27, calculated on a fully-diluted basis (assuming the conversion of all outstanding shares of Preferred Stock into shares of common stock of the Borrower). As of the Closing Date, but after giving effect to the consummation of the Transactions, the shares of common stock of the Borrower issuable upon exercise of the Warrants will represent 0.178% (rounded) of the issued and outstanding shares of the Borrower (on an as-converted to common stock basis, and assuming the Warrants are exercised to purchase shares of Series F Preferred Stock immediately after giving effect to the consummation of the Transactions, but disregarding other outstanding but unexercised options and warrants).

(b) The Warrants have been validly authorized and, when delivered, will be validly issued and free of all Liens, except restrictions on transfer imposed by applicable securities laws. The Borrower has authorized and has available for issuance upon exercise of the Warrants sufficient Equity Interests, and such Equity Interests will be, when and if issued upon exercise of the Warrants, validly authorized and issued, fully paid and non-assessable, and free of all Liens and restrictions, except restrictions on transfer imposed by applicable securities laws. The issuance of Equity Interests upon exercise of the Warrants will not require any further corporate action by the stockholders or directors of the Borrower and will not be subject to pre-emptive rights in favor of any stockholders of the Borrower.

(c) Except as set forth in Schedule 3.27, other than the Warrants, there are no outstanding obligations, options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any kind relating to the Equity Interests the Borrower or any of the Subsidiaries or obligating of the Borrower or any of the Subsidiaries to issue or sell any Equity Interests in the Borrower or any of the Subsidiaries.

(d) Except as set forth in Section 3.27 and except for the Warrants, there are no (i) outstanding obligations, agreements, arrangements or commitments of any kind (contractual or otherwise) of the Borrower or any of the Subsidiaries to repurchase, redeem, retire or otherwise acquire any Equity Interests of the Borrower or any of the Subsidiaries or (ii) agreements or understandings in effect with respect to the voting or transfer of any of the Equity Interests of the Borrower or any of the Subsidiaries.

(e) The Borrower is not under any contractual obligation to register (in compliance with the filing requirements of, and being deemed effective under, the Securities Act) any of its presently outstanding Equity Interests or any Equity Interests that may be hereafter issued.

SECTION 3.28. Series F Issuance. The Series F Issuance Date occurred on December 14, 2018 and the issuance of Series F Preferred Stock of the Borrower on such date resulted in the receipt by Borrower of $55,792,415.38 in net cash proceeds.

SECTION 3.29. Material Contracts. Schedule 3.29 hereto, as such Schedule may be updated from time to time in accordance with the terms hereof, sets forth a list of all Material Contracts of the Loan Parties. All Material Contracts are in full force and effect and no defaults currently exist thereunder by any Loan Party or, to the knowledge of the Loan Parties, any other Person which is a party thereto, which could, in either case, reasonably be expected to have a Material Adverse Effect. No Loan Party has (i) received any notice of termination or non-renewal of any Material Contract, or (ii) exercised any option to terminate or not to renew any Material Contract.

SECTION 3.30. Execution. This Agreement and all other Loan Documents that are to be executed by the Borrower or any Loan Party have been, and shall be, executed in the State of Michigan.

ARTICLE IV Conditions of Lending

SECTION 4.01. Closing Date. The obligation of each Lender to make the Term Loan under this Agreement is subject to the satisfaction, or waiver in accordance with Section 9.08, of the following conditions on or before the Closing Date:

(a) All legal matters incident to this Agreement, the Borrowing and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders.

(b) The Administrative Agent and the Lenders shall have received (i) a copy of the certificate or articles of incorporation, memorandum of association and articles of association, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary, Assistant Secretary or another Responsible Officer of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the memorandum of association, articles of association or by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of (x) resolutions duly adopted by the board of directors of such Loan Party and (y) to the extent necessary, the consents of the stockholders of such Loan Party, in each case, authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions and consents, as applicable, have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary, Assistant Secretary or Responsible Officer executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent may reasonably request.

(c) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(d) At the time of and immediately after giving effect to the Closing Date, no Default or Event of Default shall have occurred and be continuing.

(e) The Administrative Agent and the Lenders shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (c), (d), (n)(ii), and (p) of this Section 4.01.

(f) The Administrative Agent and the Lenders shall have received all amounts due and payable on or prior to the Closing Date, including the reimbursement for all fees, costs and expenses incurred in connection with the Loan Documents, including the reasonable and documented fees, charges and disbursements of Morgan, Lewis & Bockius LLP counsel to the Agents and the Lenders.

(g) Except for such Security Documents which will be delivered after the Closing Date in accordance with Section 5.16, the Security Documents (including the Guarantee and Collateral Agreement, the Patent Security Agreement, and the Collateral Assignment of Cira Loan Agreement) shall have been duly executed by each Loan Party and each other Person that is to be a party thereto and shall be in full force and effect on the Closing Date. The Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document.

(h) The Collateral Agent and the Lenders shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons and in which the chief executive office of each such Person is located, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Required Lenders that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

(i) The Administrative Agent shall have received an executed Borrowing Request.

(j) The Lenders shall have received the financial statements referred to in Section 3.05, none of which shall demonstrate a material adverse change in the financial condition of the Borrower from (and shall not otherwise be materially inconsistent with) the financial statements or forecasts previously provided to the Lenders.

(k) The Administrative Agent and the Lenders shall have received a certificate from the chief financial officer of the Borrower certifying that each of the Loan Parties after giving effect to the Transactions to occur on the Closing Date, is solvent.

(l) All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions (and, in the case of each third party with a right to elect to participate in the Transaction, a preemptive rights waiver in form and substance reasonably satisfactory to the Administrative Agent shall have been delivered to the Administrative Agent) and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

(m) The Administrative Agent and the Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(n) The Administrative Agent and the Lenders shall have received evidence that (i) the Collections Account and each Controlled Account is subject to the control of the Collateral Agent pursuant to Section 4.04(b)(i) of the Guarantee and Collateral Agreement and (ii) the Lenders (or a representative of the Lenders) have the right and ability to monitor the cash on deposit in each account of the Borrower and the Subsidiaries (including the Collections Account).

(o) The Administrative Agent and the Lenders shall have received a favorable written opinion of Foster Swift Collins & Smith PC, counsel for each Loan Party, (i) dated the Closing Date, (ii) addressed to the Administrative Agent, the Collateral Agent and the Lenders and (iii) covering such matters relating to the Loan Documents (including the Warrant Documents) and the Transactions as the Required Lenders shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

(p) (i) The Warrants shall have been duly executed by the Borrower, shall be in full force and effect on the Closing Date and shall have been issued to the Warrant Investors in accordance with the terms thereof, (ii) each other Warrant Document (in form and substance acceptable to the Warrant Investors, in their sole discretion) shall have been duly executed by the Borrower and each other party thereto (if any) and shall be in full force and effect on the Closing Date, (iii) all consents of the holders of the Borrower’s outstanding Equity Interests necessary in order to approve and deliver the Warrants and the other Warrant Documents (in form and substance acceptable to the Warrant Investors, in their sole discretion) shall have been received by the Borrower (and provided to the Administrative Agent and the Warrant Investors) and (iv) any Equity Interests in the Borrower contemplated by the Warrants shall have been authorized, issued and set-aside by the Borrower in such number as necessary for the future honoring of its obligations under the Warrants (each in form and substance acceptable to the Warrant Investors, in their sole discretion).

(q) Immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than the Indebtedness outstanding under this Agreement.

(r) The Administrative Agent and the Lenders shall have received the Initial Budget, in form and substance acceptable to the Administrative Agent and the Lenders in their sole discretion.

(s) Except to the extent permitted to be delivered on a post-closing basis pursuant to Section 5.16, the Administrative Agent and the Lenders shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which (except as otherwise agreed by the Required Lenders in their sole discretion) shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Required Lenders.

(t) The Administrative Agent and the Lenders shall have received complete and accurate copies of each Material Contract, including all amendments thereto.

(u) Each Lender shall have received an executed Term Note, if requested.

(v) The Administrative Agent and the Lenders shall have received true and complete copies of all Material Contracts to which each Loan Party is a party or to which it or any of its properties is subject.

(w) Each document (including, without limitation, any financing statement to be filed in the offices specified on Schedule 3.19) required by this Agreement or any other Loan Document or reasonably requested by Collateral Agent to be filed, registered or recorded in order to create, in favor of Collateral Agent, for the ratable benefit of the Secured Parties, a perfected first priority security interest in or lien upon the Collateral shall have been properly filed, registered or recorded (or duly prepared for filing, registration or recording) in each jurisdiction in which the filing, registration or recordation thereof is so required or requested.

(x) The Administrative Agent and the Lenders shall have received such other documents as the Administrative Agent or the Required Lenders may reasonably request.

ARTICLE V Affirmative Covenants

The Borrower covenants and agrees with the Administrative Agent and each Lender that so long as this Agreement shall remain in effect and until the principal of and interest on the Term Loan, the Extension Fee, if applicable, all expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

SECTION 5.01. Existence; Compliance with Laws; Businesses and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

(b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in all material respects.

(c) Comply with all Contractual Obligations and Requirements of Law (including Health Care Laws, ERISA, the USA PATRIOT Act, the FCPA and all applicable Environmental Laws), except to the extent that failure to comply therewith (other than in the case of the USA PATRIOT Act or the FCPA) could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.02. Insurance.

(a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

(b) Cause all such policies covering any Collateral to (in each case, unless otherwise agreed to by the Required Lenders in their sole discretion) (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder, (ii) in the case of each casualty insurance policy, contain a loss payable clause or mortgagee endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee or mortgagee thereunder and (iii) be endorsed or otherwise amended to provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the other Loan Parties under such policies directly to the Collateral Agent, in each case, in form and substance reasonably satisfactory to the Required Lenders; provided that the Borrower shall use commercially reasonable efforts to cause each such policy to provide that it shall not be canceled, modified or not renewed (x) by reason of nonpayment of premium upon not less than ten days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (y) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Collateral Agent; provided, further, that the Borrower shall deliver to the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent) together with evidence satisfactory to the Required Lenders of payment of the premium therefor.

(c) Notify the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by any Loan Party; and promptly deliver to the Collateral Agent a duplicate original copy of such policy or policies.

SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

SECTION 5.04. Financial Statements, Reports, Etc.. In the case of the Borrower, furnish to the Administrative Agent, which shall furnish, within two Business Days after receipt thereof, to each Lender:

(a) within 60 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, and, commencing with the fiscal year ending December 31, 2023, together with a customary “management discussion and analysis” provision;

(b) within 180 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by an independent public accountant (reasonably acceptable to the Required Lenders) and accompanied by an opinion of such accountant (which opinion shall not include (x) an explanatory paragraph expressing substantial doubt about the ability of the Borrower and its consolidated Subsidiaries to continue as a going concern or (y) any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and, commencing with the fiscal year ending December 31, 2023, together with a customary “management discussion and analysis” provision;

(c) within 45 days after the end of each fiscal quarter of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, together with a customary “management discussion and analysis” provision;

(d) [Reserved];

(e) [Reserved];

(f) concurrently with any delivery of financial statements under paragraph (a), (b) or (c) above, a certificate of a Financial Officer in the form of Exhibit F (the “Compliance Certificate”) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(g) as soon as available, but in any event no later than fourteen (14) days prior to the end of each calendar year, a proposed Budget;

(h) within twenty (20) days after the last day of each calendar month on a good-faith basis, but in any event no later than thirty (30) days after the last day of each calendar month (commencing with the calendar month ending February 28, 2023), a Variance Report for the applicable Monthly Variance Test Period as of the end of the immediately preceding calendar month.

(i) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(j) promptly after the receipt thereof by the Borrower or any of the Subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;

(k) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(l) promptly, from time to time, such other information regarding the operations, business affairs, Intellectual Property and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as any Lender may reasonably request.

SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that (i) involves any Loan Document, the Transactions or any Material Intellectual Property or (ii) could reasonably be expected to result in losses, expenses, fines or penalties asserted against or payable by the Borrower or the Subsidiaries in an aggregate amount that could reasonably be expected to exceed $100,000;

(c) the discovery or Release to the environment of Hazardous Materials or occurrence of violations of Environmental Law, including receipt of claims or notices of potential liability therefor, that in any such case could reasonably be expected to result in losses, expenses, fines or penalties asserted against or payable by the Borrower or the Subsidiaries in an aggregate amount that could reasonably be expected to exceed $100,000;

(d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower or the Subsidiaries in an aggregate amount that could reasonably be expected to exceed $100,000;

(e) the occurrence of a breach or material non-performance of, or any default under, any Material Contract by any Loan Party or any Subsidiary of a Loan Party;

(f) any development that has resulted in, or could reasonably be expected to result in, any material change to any Material Intellectual Property; and

(g) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 5.06. Information Regarding Collateral.

(a) Furnish to the Administrative Agent at least 20 Business Days’ prior written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b) In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such Person at reasonable times and as often as reasonably requested (provided that the Borrower’s reimbursement obligations with respect to any such visit or inspection shall be limited to once per calendar year so long as no Event of Default has occurred and is continuing; provided, further, that when an Event of Default has occurred and is continuing, the Administrative Agent or any Lender may do any of the foregoing under this Section at the expense of the Borrower and at any time at reasonable times and without advance notice) and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor.

SECTION 5.08. Use of Proceeds. Use the proceeds of the Term Loan only for (a) the payment of costs and expenses incurred by Borrower in connection with the Transactions and (b) for general working capital and other general corporate purposes of the Loan Parties as expressly contemplated by and in accordance with the Budget (subject to Permitted Variances).

SECTION 5.09. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten days after any responsible officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $100,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

SECTION 5.10. Compliance With Environmental Laws. Comply, and use commercially reasonable efforts to cause all lessees and other Persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material permits necessary for its operations and properties under Environmental Laws; and conduct in accordance with Environmental Laws any remedial action agreed to be undertaken by the Borrower or any Subsidiary, or otherwise required to be undertaken pursuant to Environmental Law; provided that none of the Borrower or any Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

SECTION 5.11. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred (unless (i) the Borrower has cured the breach within 20 days of the occurrence of such breach or (ii) if such breach cannot be cured within such time period, the Borrower has commenced and is diligently pursuing a cure and cures such breach within 180 days of the occurrence of such breach), at the written request of the Required Lenders or the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Required Lenders and reviewing the basis for or origin of any such Default, including any violations of Environmental Law or the presence or absence of Hazardous Materials, and describing recommended corrective actions to be taken to remedy such Default, including the estimated cost of any compliance or remedial action required to correct such Default. At the request of the Required Lenders, the Loan Parties shall commence such recommended corrective actions using methods and personnel acceptable to the Required Lenders, and shall diligently pursue such corrective actions until the basis for the Default is cured.

SECTION 5.12. Further Assurances.

(a) Execute any and all further documents, financing statements, agreements and instruments (including Control Agreements (as defined in the Guarantee and Collateral Agreement) and mortgages, and to use best efforts to obtain Landlord Waiver and Consent Agreements), and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens expressly permitted by Section 6.02) of the security interests created or intended to be created by the Security Documents.

(b) The Borrower will (i) cause any subsequently acquired or organized Subsidiary, or any direct or indirect parent company that has acquired more than 30.00% of the aggregate Equity Interest of the Borrower or of any other Loan Party, to become a Loan Party by executing the Guarantee and Collateral Agreement and each applicable Security Document in favor of the Collateral Agent and (ii) will cause its Subsidiaries, or any such parent company, to, pledge the Equity Interests of each subsequently acquired or organized Joint Venture in favor of the Collateral Agent (unless, and solely while, such Equity Interests constitute Excluded Equity). In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Borrower and its Subsidiaries (including real and other properties acquired subsequent to the Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent or the Collateral Agent shall reasonably request to evidence compliance with this Section. The Loan Parties shall execute and deliver any amendments or other modifications to the Loan Documents as required by the Agents in furtherance of any of the foregoing including to add a parent holding company as a Loan Party.

(c) The Borrower agrees to provide such evidence as the Administrative Agent or the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, the Borrower will give prompt notice to the Administrative Agent and the Collateral Agent of the acquisition by it or any of the Subsidiaries of any real property (or any interest in real property) having a value in excess of $100,000.

SECTION 5.13. Accounts.

(a) The Borrower shall at all times maintain the Collections Account at First Republic Bank or another depositary bank acceptable to the Required Lenders.

(b) The Collections Account and each Controlled Accounts shall at all times be subject to the “control” (as defined in the Uniform Commercial Code) of the Collateral Agent.

(c) The Borrower shall instruct each Joint Venture, all customers of the Borrower and the Subsidiaries and all other payees on the Collections due to the Borrower and the Subsidiaries to make all payments directly into the Collections Account and, to the extent not deposited into the Collection Account, transfer all Collections received by the Borrower or any of its Subsidiaries as soon as practicable (but not later than two Business Days after receipt) to the Collections Account.

(d) All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received by any Loan Party as Collections shall be held by such Loan Party in trust for the Secured Parties and if of a nature susceptible to a deposit in a bank account, upon receipt be deposited by such Loan Party in original form and no later than two Business Days after receipt thereof into the Collections Account in accordance with Section 5.13(c). Each Loan Party shall not commingle such items or collections with the proceeds of any other property.

(e) The Loan Parties shall take all reasonable steps to enforce, collect and receive all Collections owing to the Loan Parties; provided that this does not prohibit the Borrower from extending credit to its customers (i) pursuant to the Cira Loan Agreement in accordance with the terms and conditions thereof in effect as of the Closing Date and (ii) in the ordinary course of its business and consistent with past practices in an amount not in excess of $250,000 at any time outstanding, or if such extension of credit is made to a new customer to pre-fund such new customer’s purchase of image dosages from the Borrower; provided that all credit extended pursuant to the forgoing clause (ii) shall not exceed $1,000,000 at any time outstanding.

(f) The Borrower and the Subsidiaries shall ensure that the Lenders (or a representative of the Lenders), at all times, have the right and ability to monitor the cash on deposit in each account of the Borrower and the Subsidiaries (including the Collections Account).

SECTION 5.14. Lender Meetings. The Borrower will, upon the request of the Required Lenders, participate in meetings with the Lenders once during each fiscal year of the Borrower, which meetings shall be held at the Borrower’s corporate offices or at such other location reasonably suggested by the Required Lenders (or, if agreed by the Borrower and the Required Lenders, via teleconference) at such time as may be agreed to by the Borrower and the Required Lenders.

SECTION 5.15.Execution. Execute, or cause to be executed, all Loan Documents that are to be executed by the Borrower or any Loan Party in the State of Michigan.

SECTION 5.16. Post-Closing Requirements. Unless otherwise consented to by the Required Lenders (in their sole discretion), the Borrower will, and will cause each other Loan Party to, within 30 days following the Closing Date (as such time period may be extended from time to time as agreed to by the Required Lenders in their sole discretion) satisfy the following requirements (the “Post-Closing Requirements”):

(a) Use the Borrower’s best efforts to obtain and deliver to the Administrative Agent and the Lenders (1) fully executed Landlord Waiver and Consent Agreements for the leased properties located at (i) 3130 Sovereign Drive, Suite 5A/5B/5C, Lansing, MI 48911, (ii) 1950 S Tamiami Trail, Sarasota, FL 34239, (iii) 200 Lothrop Street, Pittsburgh, PA 15213, (iv) 7812 Gateway East, El Paso, TX 79915, (v) 3901 Rainbow Blvd, Kansas, KS 66045, (vi) 2760 SW 97th Street, Miami, FL 33165, (vii) 300 Arthur Godfrey Road, Miami Beach, FL 33140, (viii) 261 Old York Road, Jenkintown PA 19046, (ix) 1415 Old Weisgarber Road, Knoxville TN 37909, (x) 6424 Westland Way, Lansing, MI 48917 and (2) evidence in form and substance satisfactory to the Administrative Agent that no leased properties of the Borrower are subject to any other landlord consent, access agreements, waivers, or similar agreements in favor of any lenders or creditors except the Administrative Agent pursuant to the Landlord Waiver and Consent Agreements;

(b) For each Deposit Account (as defined in the Guarantee and Collateral Agreement) of the Borrower, cause the Depositary Bank to agree to comply at any time with instructions from the Collateral Agent to the Depositary Bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of the Borrower or any other person, pursuant to a Control Agreement (as defined in the Guarantee and Collateral Agreement);

(c) The Administrative Agent shall have received evidence in form and substance satisfactory to the Administrative Agent of the closure of that certain account ending in -3158 maintained with Bank of America and that all proceeds thereof have been transferred to a Controlled Account;

(d) The Administrative Agent and the Collateral Agent shall have received fixture filings for all locations as deemed necessary or advisable by the Collateral Agent;

(e) The Administrative Agent and the Collateral Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents (including evidence of casualty insurance for 261 Old York Rd, Suite 108, Jenkintown, PA 19046, and 9408 SW 87th Ave, Suite 104, Miami, FL 33176), and endorsements for each such insurance policy required by Section 5.02 and the applicable provisions of the Security Documents (i) naming the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder, (ii) in the case of each casualty insurance policy, containing a loss payable clause or mortgagee endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee or mortgagee thereunder and (iii)  providing that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the other Loan Parties under such policies directly to the Collateral Agent, in each case, in form and substance reasonably satisfactory to the Required Lenders; provided that the Borrower shall use commercially reasonable efforts to cause each such policy to provide that it shall not be canceled, modified or not renewed (x) by reason of nonpayment of premium upon not less than ten days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (y) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Collateral Agent;

(f) The Administrative Agent and the Collateral Agent shall have received reimbursement or payment of all out-of-pocket costs, fees, disbursements and expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document in connection with the satisfaction of the Post-Closing Requirements under this Section.

ARTICLE VI Negative Covenants

The Borrower covenants and agrees with the Administrative Agent and each Lender that, so long as this Agreement shall remain in effect and until the principal of and interest on the Term Loan, the Extension Fee, if applicable, and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it cause or permit any of the Subsidiaries or Joint Ventures to:

SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) [Reserved];

(b) Indebtedness created hereunder and under the other Loan Documents;

(c) intercompany Indebtedness of the Borrower and the Subsidiaries to the extent permitted by Section 6.04(c) so long as such Indebtedness is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(d) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to Section 6.01(e) shall not exceed $250,000 at any time outstanding;

(e) Capital Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not in excess of $250,000 at any time outstanding;

(f) Indebtedness under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;

(g) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) immediately before and after such Person becomes a Subsidiary, no Default or Event of Default shall have occurred and be continuing and (iii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(g) shall not exceed $100,000 at any time outstanding;

(h) Capital Lease Obligations of the Borrower under PET Scanner Leases; and

(i) other unsecured Indebtedness of the Borrower or the Subsidiaries in an aggregate principal amount not exceeding $150,000 at any time outstanding.

SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except (subject to the limitations of the last paragraph of this Section 6.02):

(a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and extensions, renewals and replacements thereof permitted hereunder;

(b) any Lien created under the Loan Documents;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or assets of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

(f) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(i) purchase money security interests in equipment hereafter acquired by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition, (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

(j) judgment Liens securing judgments not constituting an Event of Default under Article VII; and

(k) other Liens securing liabilities hereunder in an aggregate amount not to exceed $100,000 at any time outstanding.

Notwithstanding anything herein to the contrary, the Borrower will not, nor will it cause or permit any of the Subsidiaries to, create, incur, assume or permit to exist any Lien on any Material Intellectual Property now owned or hereafter acquired by it or any Subsidiary or on any income or revenues or rights in respect of any thereof, except Liens permitted pursuant to paragraphs (a), (b) and (d) of this Section 6.02.

SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, except:

(a) (i) investments by the Borrower and the Subsidiaries existing on the date hereof in the Equity Interests of the Subsidiaries and (ii) additional investments by the Borrower and the Subsidiaries in the Equity Interests of the Subsidiaries that are Loan Parties; provided that any such Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement;

(b) Permitted Investments;

(c) loans or advances made by the Borrower to any Subsidiary that is a Loan Party and made by any Subsidiary to the Borrower or any other Subsidiary that is a Loan Party; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement and (ii) such loans and advances shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e) the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $100,000;

(f) extensions of credit to customers made by the Borrower (i) pursuant to the Cira Loan Agreement in accordance with the terms and conditions thereof in effect as of the Closing Date and (ii) in the ordinary course of its business and consistent with past practices in an amount not in excess of $250,000 at any time outstanding, or if such extension of credit is made to a new customer to pre-fund such new customer’s purchase of image dosages from the Borrower; provided that all credit extended pursuant to the forgoing clause (ii) shall not exceed $1,000,000 at any time outstanding; and

(g) in addition to investments permitted by paragraphs (a) through (f) above, additional investments, loans and advances by the Borrower and the Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (g) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $100,000 at any time outstanding.

SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions.

(a) Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower or less than all the Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that (i) the Borrower and any Subsidiary may purchase and sell inventory in the ordinary course of business and (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (x) any Wholly Owned Subsidiary of the Borrower may merge into the Borrower in a transaction in which the Borrower is the surviving corporation and (y) any Wholly Owned Subsidiary of the Borrower may merge into or consolidate with any other Wholly Owned Subsidiary of the Borrower in a transaction in which the surviving entity is a Wholly Owned Subsidiary of the Borrower and no Person other than the Borrower or a Wholly Owned Subsidiary of the Borrower receives any consideration (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party).

(b) Make any Asset Sale (other than as permitted under paragraph (a) above) unless (i) such Asset Sale is for consideration at least 85% of which is cash, (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of, (iii) the fair market value of all assets sold, transferred, leased (other than those leased in the ordinary course of business) or disposed of pursuant to this paragraph (b) shall not exceed $500,000 in the aggregate and (iv) such Asset Sale shall not be in respect of any Material Intellectual Property.

SECTION 6.06. Restricted Payments; Restrictive Agreements.

(a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided that (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its direct equity holders, so long as such equity holder is a Loan Party and (ii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase its Equity Interests owned by employees of the Borrower or the Subsidiaries or make payments to employees of the Borrower or the Subsidiaries in each case, in cash, upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed $100,000 at any time.

(b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (D) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 6.07. Transactions With Affiliates. Except for transactions between or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; provided that no Material Intellectual Property shall be sold or transferred to any Person that is not a Loan Party.

SECTION 6.08. Business of Borrower and Subsidiaries. Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental or ancillary thereto.

SECTION 6.09. Other Indebtedness, Agreements and Material Intellectual Property.

(a) Permit (i) any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Borrower, any of the Subsidiaries or the Lenders, (ii) any waiver, supplement, modification, amendment, termination or release of (x) its certificate of incorporation, memorandum of association, articles of association, by-laws, operating, management or partnership agreement or other organizational documents or (y) any Material Intellectual Property or any documentation governing any Material Intellectual Property, in each case, to the extent any such waiver, supplement, modification, amendment, termination or release could reasonably be expected to be adverse to the Lenders, in the sole judgment of the Required Lenders (iii) any waiver, supplement, modification, amendment, termination or release of the Investor Rights Agreement, any other Warrant Document or any other certificate of incorporation, memorandum of association, articles of association, by-laws, operating, management or partnership agreement or other organizational documents of the Borrower, in each case, to the extent any such waiver, supplement, modification, amendment, termination or release would be adverse to any Warrant Investor, in the judgment of such Warrant Investor, or (iv) any waiver, supplement, modification, amendment, termination or release of the Cira Loan Agreement unless the Borrower shall have received the prior written consent of the Collateral Agent.

(b) (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness except (A) the payment of the Indebtedness created hereunder, (B) refinancings of Indebtedness permitted by Section 6.01 and (C) the payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent permitted under this Agreement, or (ii) pay in cash any amount in respect of any Indebtedness or preferred Equity Interests that may at the obligor’s option be paid in kind or in other securities.

SECTION 6.10. [Reserved]

SECTION 6.11. [Reserved].

SECTION 6.12. Variance from Budget. Permit, as of the last day of each Monthly Variance Test Period, actual aggregate operating expenses (excluding depreciation), total revenue, or average daily imaging doses on a cumulative basis for the Budget year to date, to be, (x) in the case of aggregate operating expenses (excluding depreciation), greater than 115% of the projected cumulative aggregate operating expenses as set forth in the Budget through the end of such Monthly Variance Test Period (y) in the case of total revenue, less than 85% of the projected cumulative total revenue as set forth as set forth in the Budget through the end of such Monthly Variance Test Period, and (z) in the case of average daily imaging doses, less than 85% of the projected average daily imaging doses as set forth in the Budget through the end of such Monthly Variance Test Period but disregarding each disbursement, receipt, or imaging doses sale that is approved by the Agents in their sole discretion as a variance that will not cause a breach of this Section 6.12 (each a “Permitted Variance”).

SECTION 6.13. Fiscal Year. With respect to the Borrower, change its fiscal year-end to a date other than December 31.

SECTION 6.14. Certain Equity Securities. Issue any Equity Interest that is not Qualified Capital Stock.

ARTICLE VII Events of Default

SECTION 7.01. In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of the Term Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on the Term Loan or the Extension Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of two Business Days;

(d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.02, 5.04, 5.05, 5.08, 5.13 or 5.15, 5.16 or in Article VI;

(e) the Loan Parties fail to comply with the timeline provided in Section 5.04(g) and/or the definition of Budget and/or there occurs a Budget Approval Default;

(f) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c), (d) or (e) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent or the Required Lenders to the Borrower (which notice shall also be given at the request of any Lender) or (ii) knowledge thereof of the Borrower;

(g) (i) the Borrower or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(j) one or more judgments shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $100,000, (ii) involves any Material Intellectual Property or (iii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect;

(k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $100,000;

(l) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(m) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby;

(n) [Reserved];

(o) there shall have occurred any violation of any Affiliate Subordination Agreement or any other agreement pursuant to which any Indebtedness owed by any Loan Party is subordinated (whether by payment, lien or otherwise) to the Obligations, or any such agreement shall cease to be in full force and effect, or shall cease to give the Administrative Agent, for the benefit of the Secured Parties, the rights, powers and privileges purported to be created thereby;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) declare the Term Loan then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Term Loan so declared to be due and payable, together with accrued interest thereon and the Extension Fee, if applicable, and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (h) or (i) above, the principal of the Term Loan then outstanding, together with accrued interest thereon and the Extension Fee, if applicable, and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII The Administrative Agent and the Collateral Agent; Etc.

Each Lender hereby irrevocably appoints the Administrative Agent and the Collateral Agent (the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) as its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Agent is hereby expressly authorized to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.

Each of the institutions serving as the Administrative Agent and/or the Collateral Agent hereunder, as applicable, shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent or the Collateral Agent is instructed in writing to exercise by (i) in the case of the Administrative Agent or the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) and (ii) in the case of the Collateral Agent or the Administrative Agent; provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or Requirement of Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity, and (d) no discretionary power or permissive right granted to any Agent hereunder or under any other Loan Document shall be deemed to be, or otherwise construed as, an obligation of such Agent. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent. In determining compliance with any condition hereunder to the making of the Term Loan that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of the Term Loan.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may, at the sole expense of the Borrower, be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in performing such duty or exercising such right or power.

No Agent shall be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any other Loan Document.

No Agent shall be responsible for or makes any representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any liens securing the Obligations.

Nothing herein shall require either Agent to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein (except, in the case of the Collateral Agent, for the safe custody of any Collateral in the possession of the Collateral Agent and the accounting for moneys actually received by the Collateral Agent hereunder or under any other Loan Document).

No Agent shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Each Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. No Agent shall be responsible for the misconduct or negligence of any such sub-agent appointed with due care. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint, or petition a court of competent jurisdiction to appoint, a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, at the reasonable expense of the Borrower, appoint a successor Agent. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as the case may be. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent (other than any rights to indemnity payments, fees or other amounts owed to the retiring Agent), and the retiring Agent shall be discharged from its duties and obligations hereunder. The amounts payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall survive and continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

If the Person serving as Administrative Agent or Collateral Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent or as Collateral Agent, as applicable, and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX Miscellaneous

SECTION 9.01. Notices; Electronic Communications. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail, as follows:

(a) if to the Borrower to it at 3130 Sovereign Dr, Lansing, MI 48911, attention of Phieu Phun (e-mail: pphun@ionetix.com and phone: (650) 743-6156) with a copy to (which shall not constitute notice) Foster Swift Collins & Smith PC, 313 South Washington Square, Lansing, MI 48933, attention of Joel C. Farrar (e-mail: JFarrar@fosterswift.com and phone: (517) 974-5594) ;

(b) if to the Administrative Agent or the Collateral Agent, to Shamrock Ionetix, LLC, 3500 W. Olive Ave., Suite 700, Burbank, CA 91505, attention of Gregory S. Martin (e-mail: gmartin@shamrock.com and phone: (818) 973-4209) and Christopher Milton (e-mail: cmilton@shamrock.com and phone: (818) 973-4225) with a copy to (which shall not constitute notice) Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York NY 10178, attention of Kristen V. Campana (e-mail: Kristen.campana@morganlewis.com and phone: (212) 309-6040); and

(c) if to a Lender, to it at its address (or e-mail) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by e-mail or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or the Collateral Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent or the Collateral Agent to the Borrower, that it will, or will cause the Subsidiaries to, provide to the Administrative Agent or the Collateral Agent, as applicable, all information, documents and other materials that it is obligated to furnish to the Administrative Agent or the Collateral Agent, as applicable, pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding (unless otherwise agreed by the Required Lenders or the Administrative Agent) any such communication that (i) [reserved], (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or the Borrowing (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent or the Collateral Agent, as applicable, to an electronic mail address as directed by the Administrative Agent or the Collateral Agent, as applicable. In addition, the Borrower agrees, and agrees to cause the Subsidiaries, to continue to provide the Communications to the Administrative Agent, the Collateral Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent or the Collateral Agent.

The Borrower hereby acknowledges that each of the Administrative Agent may make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”).

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Each of the Administrative Agent and the Collateral Agent agrees that the receipt of the Communications by the Administrative Agent or the Collateral Agent, as applicable, at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent or the Collateral Agent, as applicable, for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent, the Collateral Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Term Loan, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on the Term Loan or the Extension Fee, if applicable, or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid. The provisions of Sections 2.14, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Term Loan, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04. Successors and Assigns.

(a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Term Loan at the time owing to it), with notice to the Borrower (failure to provide or delay in providing such notice shall not invalidate such assignment); provided that (i) the amount of the Term Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Term Loan); provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (ii) the parties to each assignment shall (A) manually execute and deliver to the Administrative Agent an Assignment and Acceptance or (B) if previously agreed with the Administrative Agent, execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws), information necessary to satisfy the Administrative Agent’s “know your customer” requirements and all applicable tax forms. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.20 and 9.05), as well as to the Extension Fee accrued for its account and not yet paid, if applicable; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. No assignment shall be made to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or one of its subsidiaries.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the outstanding balances of its Term Loan, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amount of the Term Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”); provided that the Administrative Agent shall not have any obligation to disclose all or any portion of the Register to any Person except to the extent that such disclosure is necessary to establish that such Term Loan is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended or successor version). The entries in the Register shall be conclusive absent manifest error and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, the completion of the Administrative Agent’s “know your customer” requirements, and the written consent of the Administrative Agent and, if required, the Borrower, to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of the Term Loan owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Term Loan and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Term Loan in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Term Loan in which such participating bank or Person has an interest or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral). To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided such participating bank or other Person agrees to be subject to Section 2.18 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall not have any responsibility for maintaining a Participant Register.

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i) [Reserved].

(j) No Loan Party shall assign or delegate any of its rights or duties hereunder without the prior written consent of each Lender, and any attempted assignment without such consent shall be null and void.

(k) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Required Lenders, the applicable pro rata share of Term Loan previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Collateral Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Term Loan. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

SECTION 9.05. Expenses; Indemnity.

(a) The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the syndication of the Credit Facility and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (including the reasonable and documented fees, charges and disbursements of Morgan, Lewis & Bockius LLP and whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Term Loan made hereunder, including the reasonable and documented fees, charges and disbursements of Morgan, Lewis & Bockius LLP, counsel for the Administrative Agent and the Collateral Agent and, in connection with any such enforcement or protection, the reasonable and documented fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

(b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities (including Environmental Liabilities) and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facility), (ii) the use of the proceeds of the Term Loan, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing (including with respect to enforcing the provisions of this Section 9.05), whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent or a Related Party thereof under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent or a Related Party thereof, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent or a Related Party thereof in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Term Loan at the time (in each case, determined as if no Lender were a Defaulting Lender).

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (including, among other things, lost profits) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or the Term Loan or the use of the proceeds thereof regardless of the form of action and whether or not any such damages were foreseeable or contemplated.

(e) The provisions of this Section 9.05 shall survive, remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Term Loan, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, the resignation or removal of an Agent, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment.

(a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on the Term Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on the Term Loan, without the prior written consent of each Lender directly adversely affected thereby, (ii) decrease or extend the date for payment of the Extension Fee of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section or release any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05), any Collateral that constitutes Material Intellectual Property or all, or substantially all, of any of the other Collateral, without the prior written consent of each Lender, or (iv) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan on the date hereof); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent.

(c) The Administrative Agent and the Borrower may amend any Loan Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Term Loan, together with all fees, charges and other amounts which are treated as interest on the Term Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding the Term Loan or participation in accordance with applicable law, the rate of interest payable in respect of the Term Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of the Term Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Term Loan or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by such Lender.

SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile or electronic (pdf) transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process.

(a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, any other Loan Party or their respective properties in the courts of any jurisdiction.

(b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16. Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, “Information” shall mean all information received from the Borrower and related to the Borrower or its business, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a non-confidential basis prior to its disclosure by the Borrower; provided that, in the case of Information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

SECTION 9.17. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Required Lenders. The provisions of this Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.18. USA PATRIOT Act Notice. Each Lender, the Administrative Agent (for itself and not on behalf of any Lender) and the Collateral Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, the Administrative Agent or the Collateral Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.

SECTION 9.19. Warrant Investor Representations. Each Warrant Investor (solely in its capacity as such) represents and warrants to the Borrower as of the date of this Agreement that such Warrant Investor (a) is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, (b) is acquiring the Warrant Equity Interests for its own account for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof, (c) acknowledges and agrees that the Warrant Equity Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws, and (d) is able to bear the economic risk of holding the Warrant Equity Interests for an indefinite period (including total loss of its investment) and (either alone or together with its Related Parties) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized offices as of the day and year first above written.

IONETIX CORPORATION

By:	/s/ Kevin J. Cameron
	Name:	Kevin J. Cameron
	Title:	Chief Executive Officer

Signature Page to Credit Agreement

SHAMROCK IONETIX, LLC, as Administrative Agent and Collateral Agent

By:	/s/ Gregory S. Martin
	Name:	Gregory S. Martin
	Title:	Manager

Solely for purposes of Section 9.19:

Shamrock Ionetix, LLC, as Warrant Investor

By: Shamrock Ionetix Manager, LLC, its Manager

By:	/s/ Gregory S. Martin
	Name:	Gregory S. Martin
	Title:	Manager

Signature Page to Credit Agreement